UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  November 6, 2009 (November 5, 2009)
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 5, 2009, Magnum Hunter Resources Corporation (the “Company”) issued and sold, for gross proceeds of approximately $3.8 million, an aggregate of 2,289,910 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), together with one fifth of a warrant to purchase one share of Common Stock for each share of Common Stock purchased by the applicable purchasers.  The Common Stock, and accompanying one fifth of a warrant, were only issued and sold in integral multiples of five to avoid the issuance of warrants exercisable for fractional shares of Common Stock.  Each warrant issued to such purchasers will (i) be exercisable for one share of Common Stock at any time after the shares of Common Stock underlying the warrant are registered with the Securities and Exchange Commission (the “SEC”) for resale pursuant to an effective registration statement (the “Registration Statement”); (ii) have a cash exercise price of $2.50 per share of Common Stock; and (iii) upon notice to the holder of the warrant, be redeemable by the Company for $0.01 per share of Common Stock underlying the warrant if (A) the Registration Statement is effective and (B) the average trading price of the Common Stock as traded or quoted on the NYSE Amex equals or exceeds $3.75 per share for at least 20 days in any period of 30 consecutive days.

The sale of the Common Stock and warrants is being made pursuant to a securities purchase and registration rights agreement (the “Purchase Agreement”) between the Company and certain investors.  The purchase price per share of Common Stock sold in the offering to non-affiliate investors was 90% of the volume weighted average price of our Common Stock on the NYSE Amex for the five consecutive trading days ending on November 4, 2009 ($1.64 per share).  The purchase price per share of Common Stock sold in the offering to affiliates was the closing price for the Company’s Common Stock on November 4, 2009 ($1.73 per share).  The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-161937), which became effective on October 15, 2009.

The foregoing summary of the terms of the warrant and the Purchase Agreement is subject to, and qualified in its entirety by, the forms of warrant and Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 99.1, respectively, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
4.1	Form of Warrant
99.1	Form of Securities Purchase and Registration Rights Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 6, 2009	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Warrant
99.1	Form of Securities Purchase and Registration Rights Agreement